Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

MOMENTA PHARMACEUTICALS, INC.

(THE CORPORATION)

INCORPORATED UNDER THE LAWS

OF THE STATE

OF

DELAWARE

Contents

ARTICLE I MEETINGS OF SHAREHOLDER(S)		4

1.1	Annual Meeting.	4

1.2	Special Meetings.	4

1.3	Notices of Meetings.	4

1.4	Quorum.	4

1.5	Majority Vote Required.	5

1.6	Voting.	5

1.7	Record Date.	5

1.8	Action by Written Unanimous Consent.	5

ARTICLE II BOARD OF DIRECTORS		5

2.1	Number, Election and Term of Office.	5

2.2	Resignation, Removal and Vacancies.	6

2.3	General Powers.	6

2.4	Committees and Delegation of Powers.	6

2.5	Designation of Depositories	6

2.6	Power to Establish Divisions.	7

2.7	Dissolution of a Division.	7

ARTICLE III MEETINGS OF THE BOARD OF DIRECTORS		7

3.1	Regular Meetings.	7

3.2	Special Meetings.	7

3.3	Notice of Meetings	7

3.4	Quorum.	8

3.5	Participation.	8

3.6	Manner of Acting.	8

3.7	Action by Written Unanimous Consent.	8

ARTICLE IV OFFICERS		8

4.1	Enumeration of Officers	8

4.2	Term of Office, Resignation and Removal.	8

4.3	Authority and Duties of Officers.	9

ARTICLE V SHARES		11

5.1	Regulation.	11

5.2	Form of Share Certificate	11

5.3	Loss of Share Certificate	11

5.4	Transfer of Shares.	11

ARTICLE VI EXECUTION OF INSTRUMENTS		12

6.1	Execution of Instruments by Officers.	12

6.2	Execution Authority by Board Resolution	12

ARTICLE VII VOTING UPON SHARES HELD BY THE CORPORATION		12

ARTICLE VIII FISCAL YEAR		13

ARTICLE IX WAIVER OF NOTICE		13

ARTICLE X AMENDMENT OF BY-LAWS		13

ARTICLE XI INDEMNIFICATION OF DIRECTORS AND OFFICERS		13

11.1	Actions, Suits and Proceedings Other than by or in the Right of the Corporation.	13

11.2	Actions or Suits by or in the right of the Corporation	14

11.3	Indemnification for Expenses of Successful Party	14

11.4	Notification and Defense of Claim	14

11.5	Advance of Expenses	15

11.6	Procedure for Indemnification	15

11.7	Remedies	16

11.8	Limitations	16

11.9	Subsequent Amendment	16

11.10	Other Rights	16

11.11	Partial Indemnification	17

11.12	Insurance	17

11.13	Savings Clause	17

11.14	Definitions	17

ARTICLE I

MEETINGS OF SHAREHOLDER(S)

1.1      Annual Meeting.

The Corporation shall hold an Annual Meeting of Shareholder(s) (the Annual Meeting) for the purpose of electing members of the Board of Directors (the Board) and for the transaction of all other business that is properly brought before the meeting or otherwise required by law. The Annual Meeting shall be held at such time and place within or without the State where the Corporation is incorporated, or, to the extent provided by law, in part or solely by means of remote communication, as may be fixed by the Board of Directors as designated in the Notice of Annual Meeting or waiver of notice thereof. No Annual Meeting shall be required if all actions required by law to be taken at the Annual Meeting, including the election of Directors, are taken by written consent in lieu of a meeting pursuant to Section 1.8 hereof.

1.2      Special Meetings.

A special meeting of the shareholder(s) may be called for any purpose at any time by the Board, the Chairman of the Board, the President, a Senior Executive Officer, or the Secretary of the Corporation, or by one or more shareholders holding a majority of the aggregate voting power of the shares issued and outstanding. Such special meeting shall be held at such time and place within or without the State where the Corporation is incorporated, or, to the extent provided by law, in part or solely by means of remote communication, as designated in the Notice of Special Meeting or waiver of notice thereof.

1.3     Notices of Meetings.

(a)

Notices. At least ten (10) days but not more than sixty (60) days prior to the date designated for the holding of any meeting of the shareholder(s), written or electronic notice of the time, place and purpose of such meeting shall be delivered by mail, electronic mail or other form of recorded communication, or delivered personally or by telephone to each shareholder entitled to vote at such meeting.

(b)

Service of Notice. A notice of meeting shall be deemed duly served when (i) deposited in the United States Mail with postage fully paid and plainly addressed to the shareholder at the latest address appearing in the share records of the Corporation, or (ii) given by a form of electronic transmission consented to by the shareholder to whom notice is given.

(c)	Waiver of Notice. Such notice may be waived in accordance with the terms of Article IX hereof.

1.4     Quorum.

At any meeting of the shareholder(s), the holders of a majority of the aggregate voting power of the shares issued and outstanding entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum, except as provided by law or by the Certificate of Incorporation or Articles of Incorporation, as applicable (the Charter).

1.5     Majority Vote Required.

When a quorum is present at any meeting of shareholders, the affirmative vote of the majority of the aggregate voting power of the shares, present in person or represented by proxy at the meeting and entitled to vote on the subject matter, shall constitute the act of the shareholders, unless a different affirmative vote threshold is required either by express provision of law, the Charter, or these By-Laws, in which case such express provision shall govern and control.

1.6     Voting.

(a)

Eligibility to Vote. Each shareholder shall have one vote for each share entitled to be voted as provided in the Charter, or as provided by law, and registered by name on the books of the Corporation as of the designated record date, if any.

(b)

Manner of Voting. At any meeting of the shareholder(s), each shareholder shall be entitled to vote either in person or by proxy appointed by instrument in writing subscribed by such shareholder or by its duly authorized attorney or agent and delivered to the Secretary at the meeting.

1.7     Record Date.

The Board may, but shall not be required to, designate a record date in advance of, but not exceeding, twenty (20) days preceding the date of any meeting of shareholder(s). If a record date is designated, only shareholders of record on such date shall be entitled to such notice of and to vote at such meeting, or to receive payment of dividends, or allotment of rights or to exercise such rights with respect to any such change, conversion or exchange of share capital, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date but prior to the date of such meeting.

1.8     Action by Written Unanimous Consent.

Unless otherwise provided in the Charter, any action required to be taken or which may be taken at any meeting of the shareholder(s) of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, including electronic or other form of recorded communication as permitted by law, setting forth the action so taken, is signed and delivered to the Corporation by all shareholder(s) entitled to vote at such meeting.

ARTICLE II

BOARD OF DIRECTORS

2.1     Number, Election and Term of Office.

The number of Directors of the Corporation shall be not less than one nor more than twenty, as determined by the Board from time to time.

Except as otherwise provided by law, each Director shall be elected at the Annual Meeting, and shall hold office until a successor is duly elected and qualified, or until such earlier resignation, removal or termination of employment by the Corporation or an affiliate thereof.

2.2     Resignation, Removal and Vacancies.

Any Director may resign at any time by giving written notice of resignation to the Board, the Chairman of the Board, the President, a Senior Executive Officer, or the Secretary of the Corporation. Such notice may be written, electronic or by other form of recorded communication as permitted by law and shall take effect at the time specified therein, or at the time it is accepted by action of the Board.

Any one Director, or the Board in its entirety, may be removed with or without cause at any time by the holders of a majority of the shares then entitled to vote at an election of Directors, or by written consent of the shareholder(s) pursuant to Section 3.7 hereof.

Vacancies in the Board and newly created directorships resulting from any increase in the authorized number of Directors shall be filled by appointment made by a majority of the Directors then in office.

2.3     General Powers.

The business, property and affairs of the Corporation shall be managed by or under the direction of the Board, which shall have and may exercise all such powers of the Corporation and do all such lawful acts and things required or as provided by law, by the Charter or by these By-Laws.

2.4     Committees and Delegation of Powers.

(a)

Committees of the Board. The Board may appoint, from among its members, from time to time one or more committees, each committee to have such name or names and to have such powers and duties as may be determined from time to time by the Board. All committees shall report to the Board. The Board shall have the power to fill vacancies in, to change the membership of, or to dissolve any committee. Each committee may hold meetings and make rules for the conduct of its business and appoint such sub-committees and assistants as it shall from time to time deem necessary. A majority of the members of a committee shall constitute a quorum for all purposes and at all meetings.

(b)

Delegation of Powers. The Board may delegate to an officer or committee any duties that are authorized or required to be executed during the intervals between meetings of the Board, and such officer or committee shall report to the Board when and as required by the Board.

2.5     Designation of Depositories.

The Board shall designate or delegate to the Treasurer, or such other officer as it deems advisable, the responsibility to designate one or more trust companies, or banks, in which shall be deposited the moneys and securities of the Corporation.

2.6     Power to Establish Divisions.

The Board may establish administrative or operating divisions (each, a Division) of the Corporation. Each Division may have a management board (the Management Board), which shall be appointed by the Board, the Chairman, the President, or a Senior Executive Officer of the Corporation. The Management Board may appoint officers of the Division, including a non-executive Chairman, one or more non-executive Vice Chairmen, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, one or more Assistant Secretaries, and such other Senior Executive Officers of the Division as the Management Board may determine necessary or desirable.

Unless otherwise limited by the Board, the Management Board and the officers of the Division shall perform the same duties and, except for the power to designate depositories, shall have the same powers as to their Division as pertain, respectively, to the Board and the officers of the Corporation. The powers granted to the officers of the Division in the preceding sentence include, without limitation, the power to execute and deliver on behalf of the Division, contracts, conveyances and other instruments. Such power and any other powers granted to the Division or its Management Board in this Section shall at all times be subject to the authority granted by the Board of the Corporation, and may be amended or withdrawn by the Board of the Corporation at any time.

2.7     Dissolution of a Division.

The Board shall have the power at any time to dissolve a Division by a quorum of Directors of the Corporation.

ARTICLE III

MEETINGS OF THE BOARD OF DIRECTORS

3.1     Regular Meetings.

Regular meetings of the Board may be held at such places and times, either within or without the State where the Corporation is incorporated, as the Board may from time to time determine.

3.2     Special Meetings.

Special meetings of the Board may be held at such places and times as may be determined by the Chairman of the Board, by the President, a Senior Executive Officer, or the Secretary of the Corporation, or by a majority of the Board.

3.3     Notice of Meetings.

(a)

Notice Required. If so determined by a quorum of the Board, no advance notice need be given; in the absence of such determination, then, at least two (2) days prior to the day of holding any regular or special meeting of the Board, notice of the time, place and purpose of such meeting shall be delivered personally to each member of the Board either by mail, electronic mail, telephone, or other form of recorded communication.

(b)	Waiver of Notice. Notice may be waived in accordance with Article IX hereof.

3.4     Quorum.

A majority of the Board shall constitute a quorum for all purposes and at all meetings unless otherwise required by law.

3.5     Participation.

Unless otherwise restricted by the Charter or these By-Laws, Directors may participate in a meeting of the Board by means of teleconference or similar communication by which all persons participating in the meeting are able to communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting.

3.6     Manner of Acting.

The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board.

3.7     Action by Written Unanimous Consent.

Unless otherwise restricted by the Charter or these By-Laws, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if all members of the Board consent in writing setting forth the actions so taken (the Consent). The Consent shall be signed by each Director, in writing or by electronic or other form of recorded communication and delivered to the Corporation and filed with the books and records of the Corporation.

ARTICLE IV

OFFICERS

4.1     Enumeration of Officers.

In accordance with the laws of the state of incorporation, the officers of the Corporation may consist of a non-executive Chairman of the Board, one or more non-executive Vice Chairmen of the Board, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, one or more Assistant Secretaries, and such other Senior Executive Officers as from time to time shall be designated and elected by the Board as set forth in Section 4.2 hereof. Any two or more offices may be held by the same person, and except as provided by law, the Board may leave any office unfilled for such period as it may deem proper in its discretion.

4.2     Term of Office, Resignation and Removal.

(a)

All officers of the Corporation shall be duly elected by the Board and shall hold office for such term as prescribed by the Board. Each officer shall hold office until a successor has been duly elected and qualified or until resignation, removal or termination of employment by the Corporation or an affiliate thereof.

(b)

Any officer may resign at any time by giving written notice of resignation to the Board, the President, a Senior Executive Officer, or the Secretary of the Corporation. Such notice may be written, electronic or by other form of recorded communication as permitted by law and shall take effect at the time specified therein, or at the time it is accepted by action of the Board.

(c)

Any officer shall be deemed to have resigned upon termination of employment by the Corporation or an affiliate thereof, and such resignation shall take effect upon the date of termination or such other time as determined by action of the Board.

(d)	All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board, with or without cause, by the affirmative vote of a majority of the Board.

4.3     Authority and Duties of Officers.

(a)

All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws or, to the extent not so provided, by the Board.

(b)	Chairman of the Board of Directors (Non-Executive).

The Chairman of the Board (the Chairman) shall be a non-executive office. The Chairman shall preside at all meetings of shareholder(s) and Directors. Except where the signature of the Chairman is required by law or when expressly authorized by the Board, the Chairman shall not possess the power to sign certificates, contracts or other instruments of the Corporation. During the absence or disability of the President, the Chairman shall designate another officer to exercise all powers and discharge all duties of the President. The Chairman shall perform such other duties as the Board shall designate from time to time.

(c)	Vice Chairman of the Board of Directors (Non-Executive).

A Vice Chairman of the Board (the Vice Chairman) shall perform the duties and have the powers of the Chairman during the absence or disability of the Chairman and shall also perform such other duties as the Board shall designate from time to time. The office of Vice Chairman shall be a non-executive office without the power to sign certificates, contracts or other instruments of the Corporation.

(d)	President.

The President shall be the Chief Executive Officer of the Corporation and shall have general charge and supervision of the business and affairs of the Corporation and shall have all powers and shall perform all duties commonly incident to and vested in the office of president of a Corporation. In the absence of the Chairman and any Vice Chairmen, the President shall preside at all meetings of the shareholder(s) and of the Board. The President shall also perform such other duties as the Board shall designate from time to time.

(e)	Vice President.

A Vice President shall perform the duties and have the powers of the President during the absence or disability of the President and shall perform such other duties and have such other powers as the Board or the President shall designate from time to time.

(f)	Treasurer.

The Treasurer shall have the care and custody of the funds of the Corporation, and shall have and exercise, under the supervision of the Board, all powers and duties commonly incident to and vested in the office of the Treasurer. The Treasurer shall (i) deposit all funds of the Corporation in such trust company or trust companies, or bank or banks, as the Board shall designate from time to time, (ii) endorse for deposit or collection all checks, notes and drafts payable to the Corporation or to its order, and make drafts on behalf of the Corporation, and (iii) keep accurate books of accounts of the Corporation’s transactions. Such books shall be the property of the Corporation, and together with all its property in the Treasurer’s possession, shall be subject at all times to the inspection and control of the Board. The Treasurer shall also perform such other duties as the Board may designate from time to time.

(g)	Assistant Treasurer.

An Assistant Treasurer shall perform the duties and exercise the powers of the Treasurer during the absence or disability of the Treasurer and shall perform such other duties and exercise such other powers as the Board or Treasurer shall designate from time to time.

(h)	Secretary.

The Secretary shall, to the extent practicable, attend all meetings of the shareholder(s) and of the Board, and shall keep and preserve in the books and records of the Corporation true minutes of the proceedings of all such meetings. The Secretary shall (i) keep the Corporation’s share book, share ledger and share transfer book, (ii) shall prepare, issue, record, transfer and cancel share certificates as required by the proper transactions of the Corporation and of its shareholder(s), (iii) have the custody of all corporate books and records of the Corporation, (iv) give all notices required by statute, by the Charter or the By-Laws, and (v) keep custody of the seal of the Corporation. The Secretary shall have authority to affix the Corporation’s seal to all instruments where required, and when so affixed it shall be attested by the Secretary’s signature or by the signature of any other officer. The Secretary shall have all powers and shall perform all duties commonly incident to and vested in the office of Secretary of a corporation, and shall also perform such other duties as the Board shall designate from time to time.

(i)	Assistant Secretary.

An Assistant Secretary shall perform the duties and have the powers of the Secretary during the absence or disability of the Secretary and shall perform such other duties and have such other powers as the Board or Secretary shall designate from time to time.

(j)	Senior Executive Officers.

The Board may from time to time designate and elect such other Senior Executive Officers as the business of the Corporation may require, with titles such as, but not limited to, “General Manager”, “Chief Scientific Officer”, “Chief Medical Officer”, Head of ....”, “Director of ....”. Each Senior Executive Officer shall hold office for such period, have such authority, and perform such duties in the management of the business of the Corporation as are provided for in Article IV hereof for similar executive officer roles, or as the Board may from time to time determine. Any duly elected Senior Executive Officer is authorized to execute documents and agreements on behalf of the Corporation as set forth in Article VI hereof.

ARTICLE V

SHARES

5.1     Regulation.

Except as otherwise required by these By-Laws or provided by law, the Board may make such rules and regulations as it may deem expedient, governing the issue, transfer and registration of shares of the Corporation.

5.2     Form of Share Certificate.

(a)

Except as set forth in Section 5.2(b) hereof, each holder of shares of the Corporation shall be entitled to a share certificate signed by the President or a Vice President, and also by the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary, or as otherwise provided by law. The share certificates shall be in such form as shall be prescribed by the Board in accordance with the laws of the state of incorporation.

(b)

If the law of the state of incorporation permits, the Board may designate that some or all shares of the Corporation be represented by uncertificated shares. Such uncertificated shares shall be issued in compliance with statutory requirements and recorded in the books and records of the Corporation. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to the rights and obligations of certificated shares of the same class.

5.3     Loss of Share Certificate.

In the case of loss, mutilation or destruction of an issued and outstanding share certificate, a duplicate certificate may be issued upon such terms as the Board may prescribe.

5.4     Transfer of Shares.

Shares of the Corporation shall be transferred on the books of the Corporation only by the holder of such shares in person or by power of attorney upon surrender and cancellation of a certificate or of certificates for an equivalent number of shares.

ARTICLE VI

EXECUTION OF INSTRUMENTS

6.1     Execution of Instruments by Officers.

(a)

Any duly elected officer, including, but not limited to, the President, any Vice President, the Treasurer, any Assistant Treasurer, any Senior Executive Officer, the Secretary or any Assistant Secretary, is authorized to execute and deliver documents and agreements in the name and on behalf of the Corporation regarding the management and affairs of the Corporation pertaining to their respective duties as further defined in these By-Laws, including but not limited to contracts, agreements, instruments, powers of attorney, deeds, mortgages, bonds, debentures, checks, drafts, transfers and contributions of equity; capital contributions; stock certificates, asset transfers; changes to charter documents of subsidiaries; formation or dissolution of subsidiaries; subsidiary merger approvals; and establishment and closings of branch or resident offices.

(b)

If the execution of a document has been authorized by the Board without specification as to the executing officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, any Senior Executive Officer, the Secretary or any Assistant Secretary may execute such document in the name and on behalf of the Corporation, and if required the Secretary or an Assistant Secretary may affix the corporate seal thereto.

6.2     Execution Authority by Board Resolution

Except as otherwise provided in these By-Laws, the Board shall have the power to designate and may authorize by resolution any such officer, employee or agent of the Corporation or an affiliate thereof who shall have power to execute and deliver documents and agreements in the name and on behalf of the Corporation, including but not limited to the documents set forth in 6.1(a) hereof.

ARTICLE VII

VOTING UPON SHARES HELD BY THE CORPORATION

Unless otherwise ordered by the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, any Senior Executive Officer, the Secretary and any Assistant Secretary shall have full power and authority on behalf of the Corporation to attend, to act at, to sign documents (i.e., any contract, conveyance, proxy or other instrument relating to shares held by the Corporation) and to vote at any meeting of shareholder(s) of any legal entity in which the Corporation may hold shares, and at any such meeting shall possess, and may exercise all rights and powers incident to the ownership of such shares which any owner thereof might have possessed and exercised if present. The Board, by resolution, may confer like powers upon any other person or persons.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall end on the Sunday closest to the end of the calendar month of December and shall begin on the Monday following that Sunday unless otherwise provided by the Board.

ARTICLE IX

WAIVER OF NOTICE

Whenever any notice is required to be given by these By-Laws or the Charter of the Corporation or as provided by law, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or by electronic mail or other form of recorded communication, waive such notice, whether before or after the meeting or other matter in respect of which such notice is given. In such event, notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

ARTICLE X

AMENDMENT OF BY-LAWS

As provided by law or the Charter, these By-Laws may be adopted, amended or repealed by the shareholders or by the Board in any manner not inconsistent with the laws of the state of incorporation or the Charter, including any By-Law designating the number of Directors, provided that the Board shall not make, alter, amend or repeal any By-Laws designating the qualification or term of office of any member or members of the then existing Board.

ARTICLE XI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Notwithstanding anything to the contrary in the Charter or these By-Laws, with respect to any Indemnified Person (as defined in that certain Agreement and Plan of Merger, dated on or around August 19, 2020, by and among Momenta Pharmaceuticals, Inc., a Delaware corporation, Johnson & Johnson, a New Jersey corporation, and the Corporation, as amended, modified or supplemented from time to time, the “Merger Agreement”) the following provisions shall remain effective with respect to any acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (as defined in the Merger Agreement ):

11.1     Actions, Suits and Proceedings Other than by or in the Right of the Corporation.

The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

11.2     Actions or Suits by or in the right of the Corporation

The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware shall deem proper.

11.3     Indemnification for Expenses of Successful Party

Notwithstanding any other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 11.1 and 11.2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or NOLO CONTENDERE by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

11.4     Notification and Defense of Claim

As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

11.5     Advance of Expenses

Subject to the provisions of Section 11.6 of this Article, in the event that the Corporation does not assume the defense pursuant to Section 11.4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; PROVIDED, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article; and further provided that no such advancement of expenses shall be made under this Article if it is determined (in the manner described in Section 11.6) that (i) Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

11.6     Procedure for Indemnification

In order to obtain indemnification or advancement of expenses pursuant to Section 11.1, 11.2, 11.3 or 11.5 of this Article, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 30 days after receipt by the Corporation of the written request of Indemnitee, unless the Corporation determines within such 30-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 11.1, 11.2 or 11.5 of this Article, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 11.1 or 11.2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 11.1 or 11.2, as the case may be. Such determination shall be made in each instance (i) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (ii) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (iii) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (iv) by the stockholders of the Corporation.

11.7    Remedies

The right to indemnification or advancement of expenses as granted by this Article shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 11.5 of this Article that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

11.8    Limitations

Notwithstanding anything to the contrary in this Article, except as set forth in Section 11.7 of this Article, the Corporation shall not indemnify an Indemnitee pursuant to this Article in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement; PROVIDED, HOWEVER, that nothing contained in this Section shall be construed to require any Indemnitee to seek reimbursement under any insurance policy.

11.9    Subsequent Amendment

No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

11.10    Other Rights

The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

11.11     Partial Indemnification

If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

11.12     Insurance

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

11.13     Savings Clause

If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

11.14     Definitions

Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).